Exhibit 10.48

AMENDMENT #1 TO PROMISSORY NOTE DATED JULY 31,
2007 BETWEEN PROUROCARE MEDICAL, INC.
(“BORROWER”) AND THE PHILLIPS W. SMITH FAMILY
TRUST (“LENDER”)

This Amendment #1 to Promissory Note dated July 31, 2008 between ProUroCare Medical, Inc. (“Borrower”) and Phillips W. Smith (“Lender”) (the “Note”) is made to extend the due date of the Note.

Note Amendments

The clause “Payment of Principal and Interest” is hereby deleted and replaced by the following:

1.             Payment of Principal and Interest.  The unpaid principal amount of this Note is due and payable, along with unpaid interest accrued thereon, upon Borrower’s first closing on an aggregate $500,000 or more of financing following the date of this Amendment #1.

EXECUTED this 11th day of March, 2008.

ProUroCare Medical Inc.	Phillips W. Smith

/s/Richard C. Carlson	Phillips W Smith
Richard C. Carlson	Phillips W. Smith
CEO	Ttee